Exhibit 10.13

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of February 12, 2026 (the “Agreement”), is made by and among Dr Vishys SIA Limited (f.k.a. as Rupus Global Limited), a Hong Kong company (“Dr Vishys”), Kanans Visvanats (a.k.a. Kannan Vishwanattah), a Latvian citizen (the “Shareholder”), Dr Ashleys Bio Labs Limited, a Cayman Islands exempted company (“Dr Ashleys Cayman”). Each of Dr Vishys, the Shareholder, and Dr Ashleys Cayman is referred as a “Party” and collectively as the “Parties” hereinunder.

RECITALS

WHEREAS, as of the date of this Agreement, Dr Vishys, with 117,030,000 issued and outstanding ordinary shares with no par value, and Dr Ashleys Cayman, with 100 issued and outstanding ordinary shares, US$0.0001 par value per share, are both wholly owned by Dr Ashleys Shareholder;

WHEREAS, the Shareholder desire to exchange all [117,030,000] ordinary shares of Dr Vishys for 100 shares of Dr Ashleys Cayman (the “Exchange”), and Dr Ashleys Cayman has agreed to issue such 100 shares to the Shareholder to consummate the Exchange, subject to the terms and conditions set forth in this Agreement;

WHEREAS, following the consummation of Exchange, (i) Dr Vishys will be the wholly-owned subsidiary of Dr Ashleys Cayman and (ii) the Shareholder will receive 100 ordinary shares of Dr Ashleys Cayman issued pursuant to this agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION I

EXCHANGE OF SHARES

1.1 On the terms and subject to the conditions set forth in this Agreement, at the closing of the Exchange (the “Closing”), (i) the Shareholder agrees to sell, convey, transfer and assign to Dr Ashleys Cayman, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Dr Ashleys Cayman will purchase and accept from the Shareholder, [117,030,000] ordinary shares of Dr Vishys with no par value, representing 100% of the equity interest of Dr Vishys (the “Dr Vishys Shares”), and (ii) in exchange for the transfer of Dr Vishys Shares, Dr Ashleys Cayman will sell, convey, transfer and assign to Shareholder, and the Shareholder will purchase and accept from [ ] Dr Ashleys Cayman ordinary shares, par value $0.0001 per share, in the aggregate (the “Dr Ashleys Cayman Shares”). Upon completion of the Exchange, all Dr Vishys Shares will be held directly by Dr Ashleys Cayman.

1.2 The Closing shall occur on the date of this Agreement at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, or at such other date, time and place or manner as may be agreed upon by the parties.

SECTION II

REPRESENTATIONS AND

WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Dr Vishys and Dr Ashleys Cayman, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

2.1 The Shareholder has the right, power, legal capacity and authority to enter into and perform the Shareholder’s obligations under this Agreement; and no approvals or consents are necessary in connection with it. All of the ordinary shares of Dr Vishys owned by the Shareholder are owned free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

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2.2 The Dr Vishys Shares will, at the Closing, be validly transferred to Dr Ashleys Cayman free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such Dr Vishys Shares shall be fully paid and non-assessable with Dr Ashleys Cayman being entitled to all rights accorded to a holder of ordinary shares of Dr Vishys.

2.3 The Shareholder is acquiring the Dr Ashleys Cayman Shares for the Shareholder’s own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act of 1933 of the United States, as amended (the “Securities Act”)) of any part of the Dr Ashleys Cayman Shares.

2.4 The Shareholder understands that the Dr Ashleys Cayman Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable U.S. securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

2.5 The Shareholder has relied on and is relying on any representations, warranties or other assurances regarding Dr Ashleys Cayman Shares other than the representations and warranties expressly set forth in this Agreement.

SECTION III

REPRESENTATIONS AND WARRANTIES OF DR VISHYS

Dr Vishys hereby represents and warrants to the Shareholder and Dr Ashleys Cayman, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

3.1 Dr Vishys is a company formed in Hong Kong and duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

3.2 Dr Vishys has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by Dr Vishys and constitutes the legal, valid, binding and enforceable obligation of Dr Vishys, enforceable against Dr Vishys in accordance with its terms. The execution and delivery of this Agreement and the consummation by Dr Vishys of the transactions contemplated herein do not and will not at the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of Dr Vishys or any applicable law relating to Dr Vishys, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which Dr Vishys is bound or to which any property of Dr Vishys is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which Dr Vishys has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of Dr Vishys, (D) constitute an event permitting termination of any material agreement or instrument to which Dr Vishys is a party or by which any property or asset of Dr Vishys is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which Dr Vishys has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which Dr Vishys is a party or by which Dr Vishys may be bound, or result in the violation by Dr Vishys of any laws to which Dr Vishys may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Dr Vishys of this Agreement or the performance by Dr Vishys of its obligations hereunder, except such customary filings required by the Companies Registry or the Inland Revenue Department of the Hong Kong Special Administration Region, and by the Registrar of Companies of the Cayman Islands.

3.3 The Dr Vishys Shares constitute all of the issued and outstanding equity interests of Dr Vishys. No securities of Dr Vishys are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, equity interests of Dr Vishys. The issuance of Dr Vishys Shares contemplated by this Agreement will not, immediately or with the passage of time, (A) obligate Dr Vishys to issue equity interests of Dr Vishys or other securities to any person, or (B) result in a right of any holder of Dr Vishys securities to adjust the exercise, conversion, exchange or reset price of such securities.

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SECTION IV

REPRESENTATIONS AND WARRANTIES OF DR ASHLEYS CAYMAN

Dr Ashleys Cayman hereby acknowledges, represents and warrants to, and agrees with the Shareholder and Dr Vishys, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

4.1 Dr Ashleys Cayman has been duly organized, is validly existing and is in good standing under the laws of the Cayman Islands. Dr Ashleys Cayman has full corporate power and authority to enter into this Agreement and this Agreement, has been duly and validly authorized, executed and delivered by Dr Ashleys Cayman and is valid and binding obligations of Dr Ashleys Cayman, enforceable against Dr Ashleys Cayman in accordance with their terms.

4.2 Subject to the performance by the Shareholder and Dr Vishys of their respective obligations under this Agreement and the accuracy of the representations and warranties of the Shareholder and Dr Vishys, the Exchange will be exempt from the registration requirements of the Securities Act.

4.3 The execution and delivery by Dr Ashleys Cayman of, and the performance by Dr Ashleys Cayman, of its obligations hereunder in accordance with its terms will not contravene any provision of the charter documents of Dr Ashleys Cayman.

4.4 The Dr Ashleys Cayman Shares have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued and fully paid and non-assessable, and are not subject to any preemptive or similar rights.

4.5 Dr Ashleys Cayman is not in violation of its memorandum of association or articles of association and is not in material default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which Dr Ashleys Cayman is a party or by which it is bound, or to which any of the property or assets of Dr Ashleys Cayman is subject, except such as have been waived or which would not, singly or in the aggregate, prevent Dr Ashleys Cayman from discharging its obligations under this Agreement.

SECTION V

GENERAL PROVISIONS

5.1 Releases and Waivers of the Shareholder. The Shareholder hereby acknowledges and agrees that the Dr Vishys Shares represent 100% equity interest of Dr Vishys as of the date of this Agreement and as of the Closing. The Shareholder hereby releases Dr Vishys from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which the Shareholder may have with respect to the Dr Vishys Shares. The Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which such the Shareholder may be entitled under the organizational documents of Dr Vishys or under any other agreement or instrument in connection with the Exchange. Except for the Dr Ashleys Cayman Shares to be issued in connection with the Exchange, the Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in Dr Vishys.

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5.2 Shareholder Consent. The Shareholder, in each of his capacity as the sole shareholder of Dr Vishys, and as the sole shareholder of Dr Ashleys Cayman, shall, until the Closing Date, at any meeting of the shareholders of either Dr Vishys or Dr Ashleys Cayman, as applicable, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of either Dr Vishys or Dr Ashleys Cayman, as applicable, with respect to the Exchange, the Shareholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all capital stock of such entity held by the Shareholder (A) in favor of the Exchange, (B) such other transactions contemplated herein.

5.3 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive until the expiration of the applicable statute of limitation with respect to the underlying claim to which such representation, warranty, covenant, or obligation relates.

5.4 Written Changes. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

5.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

5.6 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

5.7 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

5.8 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the Parties.

5.9 Governing Law and Dispute Settlement. This Agreement shall be governed by the construed in accordance with the laws of Hong Kong. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

5.10 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

5.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, such customary filings required by the Companies Registry or the Inland Revenue Department of the Hong Kong Special Administration Region (including causing the payment of any stamp duty), and by the Registrar of Companies of the Cayman Islands.

5.12 Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

5.13 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

DR ASHLEYS BIO LABS LIMITED

/s/ Kanans Visvanats
Name:	Kanans Visvanats
Title:	Director

DR VISHYS SIA LIMITED

/s/ Kanans Visvanats
Name:	Kanans Visvanats
Title:	Director

KANANS VISVANATS

/s/ Kanans Visvanats

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